Exhibit 10.3

SHARE SALE AGREEMENT
THIS SHARE SALE AGREEMENT (this "Agreement") is entered into as of __________, 2016, by and between Venaxis, Inc., a corporation organized under the Laws of the State of Colorado ("Venaxis"), and [●], [an individual [not] residing in India/a company [not] organized under the Laws of India] ("Seller").  Venaxis and Seller are collectively referred to herein as the "parties" and individually as a "party".
RECITALS
A.            As on the date of this Agreement, Seller is the legal and beneficial owner of [(i) [______] issued and paid-up equity shares of Strand Life Sciences Private Limited, a corporation organized under the laws of India ("Strand"), face value of Rs 10 each ("Preferred Strand Shares"), (ii) [________] issued and paid-up compulsorily convertible preference shares of Strand, face value of Rs 10 each ("Series B Strand Shares") [and] (iii) [___________________] issued and paid-up series B1 equity shares of Strand, face value of Rs 10 each ("Series B1 Equity Strand Shares")], which collectively constitute [●] of the issued and paid-up share capital of Strand on a fully-diluted basis. The [Preferred Strand Shares, Series B Strand Shares and Series B1 Equity Strand Shares] are collectively referred to herein as the "Strand Shares".
B.            Upon the terms and subject to the conditions set forth in this Agreement, Seller has agreed to sell, and Venaxis has agreed to purchase, the Strand Shares for the Purchase Price (defined herein).
THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:
ARTICLE I
DEFINITIONS

1.01       Certain Definitions.
(a)            For the purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.01:
"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York or [_________] are authorized or required by Law to be closed for business.
"Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Consent and Waiver" means that certain Consent and Waiver acknowledgement letter delivered by Seller to Strand as of the date hereof, effective as of the Closing if the Closing occurs.
"Contract(s)" shall mean, with respect to a Person, any agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether written or oral, entered into by such Person.
"Dollars or $" means the lawful currency of the United States.
"Encumbrance" means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or Equity Interest), transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising solely under federal and state securities laws).
"Equity Interest" means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock or phantom unit, profit participation or other similar rights).
"ESOP Shares" means the shares of Strand held by the Strand Employees Welfare Trust.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
"Investment Agreement" means the investment agreement executed between Seller and Venaxis simultaneous with the execution of this Agreement.
 "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Master Agreement" means that certain Master Agreement by and among Strand, Strand Genomics, and Venaxis, made and executed simultaneously with the execution of this Agreement.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
 "Strand Genomics" means Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand.
"Venaxis Proxy Statement" means the proxy statement of Venaxis to be filed by Venaxis with the U.S. Securities and Exchange Commission and distributed to the Venaxis shareholders to seek approval for the transactions contemplated hereby and the other transactions described in the Master Agreement.
ARTICLE II
SALE AND PURCHASE; PURCHASE PRICE
2.01       Sale and Purchase of the Strand Shares.  Subject to the terms and conditions of this Agreement, Seller hereby covenants and agrees to sell, assign and transfer to Venaxis and Venaxis hereby covenants and agrees to purchase from Seller all the right, title and interest in the Strand Shares free and clear of all Encumbrances but together with goodwill and all rights and advantages now and hereafter attaching or accruing to the Strand Shares under Law, that Venaxis, upon the registration of transfer of the Strand Shares in the name of Venaxis, shall receive full legal and beneficial ownership of the Strand Shares and all the rights attached to the Strand Shares under Law now and hereafter relating thereto.
2.02       Purchase Price.  Subject to Section 2.03, as full consideration for the sale of the Strand Shares by Seller to Venaxis, Venaxis shall pay to Seller the aggregate purchase price of $[________] (the "Purchase Price"). [Based on and relying upon the representation and warranty provided by Seller in Section 4.03(f) and the opinion issued by Ernst & Young LLP delivered pursuant to Section 3.02(b)(ii), the Purchase Price shall be paid by Venaxis to Seller without any deduction, restriction, set-off or withholding; provided, however, that if the opinion issued by Ernst & Young LLP delivered pursuant to Section 3.02(b)(ii) states that withholding is required, Venaxis shall remit (through Strand) withholding taxes to the proper taxing authorities in compliance with applicable Law.]  The Purchase Price shall be paid [subject to withholding of applicable taxes (if any)] by wire transfer of immediately available funds to the account designated by Seller as set forth on Schedule 2.02.
2.03       Swap of Strand Shares. If prior to the Closing Date, the Department of Industrial Policy and Promotion, Government of India and the Reserve Bank of India issue circulars or notifications and India's foreign exchange regulations are amended to the effect that prior approval of the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India is not required to be obtained for the swap of shares, then upon the mutual consent of the parties, the Strand Shares may be transferred by Seller to Venaxis for a consideration equal to the Purchase Price [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below]. For discharging such consideration, Venaxis shall not be required to pay any cash to Seller and shall issue [___________] shares of Venaxis (as defined as the "Venaxis Shares" in the Investment Agreement) to Seller (in accordance with the terms of the Investment Agreement) after complying with the valuation and any other requirements prescribed in respect to the swap of shares by the Foreign Investment Promotion Board, Department of Economic Affairs, Ministry of Finance and the Reserve Bank of India [without taking into account any withholding deposited by Venaxis (through Strand) with the Indian tax authorities, which shall be dealt with as set forth below].  [If Venaxis is required to withhold taxes as per Section 2.02 of this Agreement, then Venaxis shall deposit the withholding amount in cash (through Strand) with the Indian tax authorities, and Seller, shall, in turn, deposit the withholding amount in cash with Venaxis under the Investment Agreement.]

2.04       [Elimination of Preferential Rights. Seller hereby agrees, if it holds the Strand Shares at the time of a duly noticed and held meeting of the Series B1 Equity Strand Shares, to vote to eliminate all preferential rights associated with such Series B1 Equity Strand Shares so that such Series B1 Equity Strand Shares are ordinary equity shares as of the Closing.  Seller confirms to Venaxis that Seller has executed and delivered to Strand, prior to or simultaneously with execution and delivery of this Agreement, the Consent and Waiver under which Seller has consented, for all Preferred Strand Shares, Series B1 Equity Strand Shares and Series B Strand Shares held by Seller as of the date hereof, to the proposed transaction with Venaxis, to terminate the Restated Shareholders' Agreement dated December 22, 2014, to eliminate all preferential rights associated with each such class of shares so that all of the Strand Shares are ordinary preference shares or ordinary equity shares effective as of the Closing, and to amend the articles of association of Strand to give effect to the terms of this Section 2.04, and that Seller will take no action to withdraw such Consent and Waiver prior to the Closing.]
ARTICLE III
CLOSING

3.01        Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 45 Rockefeller Plaza, New York, New York 10111-0100, at 10:00 am EST, on the second (2nd) Business Day after all of the conditions to Closing set forth in Article V are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the parties may mutually agree upon in writing.  The date on which the Closing is to occur is herein referred to as the "Closing Date."  The parties hereby acknowledge and agree that the Closing may consist of one or more wire transfers as a discharge of consideration towards the sale of Strand Shares.
3.02       Closing Deliverables.
(a)            At the Closing, Venaxis shall deliver to the Seller the following:
(i)     subject to Section 2.03, the Purchase Price;

(ii)    the duly stamped and executed share transfer form evidencing the transfer of the Strand Shares from Seller to Venaxis;
(iii)   a Secretary's Certificate, dated as of the Closing Date, certifying attached copies of (A) Venaxis' charter documents, (B) resolutions of Venaxis' board approving this Agreement and the transactions contemplated herein and (C) the incumbency of each authorized officer signing this Agreement; and
(iv)   a certificate, dated as of the Closing Date, signed by a duly authorized officer of Venaxis, that each of the conditions set forth in Section 5.02(b) and Section 5.02(c) have been satisfied.
(b)            At the Closing, Seller shall deliver to Venaxis the following:
(i)     the original duly stamped share certificate(s) representing the Strand Shares issued in the name of Seller (the "Strand Share Certificates") duly endorsed by Strand transferring the Strand Shares to Venaxis;
(ii)    [a Secretary's Certificate, dated as of the Closing Date, certifying attached copies of (A) Seller's charter documents, (B) resolutions of Seller's board approving this Agreement and the transactions contemplated herein and (C) the incumbency of each authorized officer signing this Agreement; and]
(iii)   [an opinion, dated as of the Closing Date, issued by Ernst & Young LLP confirming the capital gains/ capital loss incidence to Seller from the sale of the Strand Shares and consequently confirming the amount of withholding tax to be deducted and paid by Venaxis (through Strand) to the Indian tax authorities in case of capital gains arising to Seller, or confirming that there is no obligation on Venaxis to withhold tax from the Purchase Price under the Income Tax Act, 1961 (the "Tax Act") in case of a capital loss or in case there is neither a capital loss nor a capital gain arising to Seller; and]
(iv)   a certificate, dated as of the Closing Date, signed by [a duly authorized officer of] the Seller, that each of the conditions set forth in Section 5.03(b) and Section 5.03(c) have been satisfied; and
(v)   [a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable successor form, establishing Seller's exemption from withholding under Section 1471-1474 of the Code.]
(c)            At the Closing, Seller shall deliver to Strand the following with instructions to Strand to give effect to such documents immediately:
(i)     the duly stamped and executed share transfer form (which has been counter-signed by Venaxis) evidencing the transfer of the Strand Shares from Seller to Venaxis;
(ii)   [the executed FC-TRS Documentation duly certified by the Seller's authorised dealer bank;] and

(iii)    confirmation of continued effectiveness of the Consent and Waiver executed by Seller to give effect to the terms of Section 2.04.
(d)            [At the Closing, Seller shall cause Strand to convene a meeting of the Board of Directors of Strand in order to take the actions as listed below:
(i)     approve the transfer of the Strand Shares from Seller to Venaxis and approve the amendment to the register of members and the share transfer register of Strand to reflect Venaxis as the owner of the Strand Shares; and
(ii)    approve amendment to the articles of association of Strand to delete the terms of the Restated Shareholders' Agreement dated December 22, 2014.]
(e)            [After conducting a meeting of the Board of Directors of Strand as mentioned above, Seller shall cause Strand to convene a shareholders' meeting of Strand in order to approve amendment to the articles of association of Strand to delete the terms of the Restated Shareholders' Agreement dated December 22, 2014 and to appoint such persons as directors of Strand as recommended by Venaxis.]
(f)            At the Closing, Seller shall cause Strand to amend the register of members and the share transfer register of Strand to reflect Venaxis as the owner of Strand Shares, to amend the register of directors to reflect appointment of the directors nominated by Venaxis and to file such forms with the registrar of companies as may be required to give effect to the resolutions passed by the Board of Directors of Strand and the shareholders of Strand.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
4.01       Venaxis.  Venaxis hereby represents and warrants to Seller that:
(a)            Organization, Existence and Power.  Venaxis is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Colorado.  Venaxis has the requisite corporate power and authority to carry on its business as currently conducted.  Venaxis has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Venaxis of this Agreement, the performance by Venaxis of its obligations hereunder and the consummation by Venaxis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Venaxis.
(b)            Non-Contravention.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of Venaxis' charter documents or other governing instruments.

(c)            Purchase for Own Account.  Venaxis is acquiring the Strand Shares for its own account and not with the view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder (the "Securities Act").
(d)            Investment Purpose.  Venaxis is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Venaxis has discussed or has had the opportunity to discuss with its professional legal, tax and financial advisors the suitability of an investment in the Strand Shares for Venaxis' particular tax and financial situation.
(e)            Consents. Except for the consents and approvals listed on Schedule 4.01(e), no consent or approval is required by a Governmental Authority or a third party with respect to Venaxis in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby.
(f)             Brokers. Except for Jon Vance of MedDx Strategy Partners, LLC, Venaxis has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commissions with respect to transactions contemplated hereby.
(g)            Sufficiency of Funds.  Subject to Section 2.03, Venaxis will have at the Closing sufficient cash on hand or other resources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
4.02       Seller.  Seller hereby represents and warrants to Venaxis that:
(a)            [Organization, Existence and Power] [Power and Authority].  [Seller is a company duly organized and validly existing under the Laws of India.  Seller has the requisite corporate power and authority to carry on its business as currently conducted.]  Seller has all necessary [corporate] power and authority to enter into this Agreement, to carry out [his/her/its] obligations hereunder and to consummate the transactions contemplated hereby. [The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller.]
(b)            Title to Strand Shares.  The Strand Shares are legally and beneficially owned by Seller and are free and clear of all Encumbrances.  Seller has full power to transfer the Strand Shares to Venaxis under the terms and conditions hereof.  [Such Strand Shares are held in dematerialized form as of the date of this Agreement.]  [Such Strand Shares are held in materialized form as of the date of this Agreement, and will continue to be held in such form up to the Closing Date.]
(c)            [Non-Contravention.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of Seller's charter documents or other governing instruments.]

(d)            Consents.  Except for the consents and approvals listed on Schedule 4.02[(d)], no consent or approval is required by a Governmental Authority or a third party with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby.
(e)            Brokers. Seller has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated hereby.
(f)            [Capital Gain/Loss.  In the event the sale of the Strand Shares by Seller to Venaxis hereunder results in a capital gain to Seller, Venaxis will be required to withhold applicable taxes from the Purchase Price under the Tax Act and deposit the same (through Strand) to the Indian tax authorities. In the event the sale of the Strand Shares by Seller to Venaxis hereunder results in a capital loss or neither a capital gain nor a capital loss to Seller, Venaxis will not be required to withhold any taxes from the Purchase Price.]
(g)       [Residential Status. Seller is a resident of India under the (Indian) Income Tax Act, 1961.]
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING
5.01            Condition Precedent to Obligation of All Parties. The obligations of each party hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            The Board of Directors of Venaxis shall have approved and recommended to the shareholders of Venaxis the Sale and Reinvestment Transaction, that certain asset purchase transaction between Venaxis Sub, Inc., a wholly-owned subsidiary of Venaxis and Strand Genomics, pursuant to which Strand Genomics shall sell, and Venaxis Sub, Inc., shall purchase substantially all of the assets of Strand Genomics (the "Asset Purchase Transaction") and the Remaining Shareholders Sale and Reinvestment Transaction and Venaxis shall have received the affirmative vote of the requisite shareholders approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholders Sale and Reinvestment Transaction and the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement;
(b)            The simultaneous closing of the transactions contemplated under (A) the Investment Agreement between Venaxis and Seller pursuant to which Seller will acquire the shares of Venaxis (B) the Share Sale Agreement and the Investment Agreement with certain shareholders of Strand pursuant to which Venaxis will acquire shares of Strand from such shareholders and such shareholders will acquire the shares of Venaxis so that as a result of (A) and (B) above, Venaxis shall own at least fifty-one percent (51%) of the issued and outstanding shares of Strand (other than the ESOP Shares) (collectively, the "Sale and Reinvestment Transaction");
(c)            The execution of (A) the Share Sale Agreements and (B) the Investment Agreements with all of the remaining shareholders of Strand who are willing to sign such agreements pursuant to which Venaxis will purchase shares of Strand from such shareholders and such shareholders will acquire the shares of Venaxis upon the closing of the first and/or second tranche of the Sale and Reinvestment Transaction, as a result of which Venaxis shall own more than 90% of the issued and outstanding shares of Strand (other than the ESOP Shares) (collectively, the "Remaining Shareholders Sale and Reinvestment Transaction"); and

(d)            Strand has obtained all Strand Required Consents and Filings (as defined in the Master Agreement).
5.02      Condition Precedent to Obligations of Seller.  The obligations of Seller hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            Seller shall have received all closing deliverables from Venaxis as set forth in Section 3.02(a).
(b)            [The representations and warranties of Venaxis contained in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).]
(c)            Venaxis shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Master Agreement to be performed or complied with by it prior to or on the Closing Date.
(d)            Venaxis shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 4.01(e), in form and substance reasonably satisfactory to Seller, and no such consent, authorization, order and approval shall have been revoked.
5.03       Condition Precedent to Obligations of Venaxis. The obligations of Venaxis hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
(a)            Venaxis shall have received all closing deliverables from Seller as set forth in Section 3.02(b) to (f).
(b)            The representations and warranties of Seller contained in Article IV shall be true and correct in all material respects, except that the representations and warranties in Section 4.02(b) (Title to Strand Shares), Section 4.03(b) (Title to Strand Shares) and Section 4.03(f) (Capital Gain/Loss) shall be true in all respects, as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(c)        [Seller shall have obtaioned a valuation certificate;]

(d)            Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.
(e)            Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities or any third parties, including, but not limited to, such consents, authorizations, orders and approvals listed on Schedule 4.02(d) and Schedule 4.03(d) respectively, in form and substance reasonably satisfactory to Venaxis, and no such consent, authorization, order and approval shall have been revoked.
(f)        [Seller shall have completed all formalities for rematerialization of the Strand Shares and the Strand Shares shall have been rematerialized.]
ARTICLE VI
TERMINATION
6.01      Termination. This Agreement stands terminated automatically in the event of termination of the Master Agreement or the Investment Agreement. Further, this Agreement may be terminated at any time prior to the Closing:
(a)            by the mutual written consent of Seller and Venaxis;
(b)            by Seller with written notice to Venaxis if:
(i)     Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Venaxis pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure cannot be cured by Venaxis by April 5, 2016, or such other date as may be mutually agreed upon by the parties in their sole and absolute discretion (the "Drop Dead Date");
(ii)    any of the conditions set forth in Section 5.01 or Section 5.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller USA to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(c)            by Venaxis with written notice to Seller if:
(i)     Venaxis is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article V and such breach, inaccuracy or failure cannot be cured by Seller by the Drop Dead Date; or
(ii)    any of the conditions set forth in Section 5.01 or Section 5.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Venaxis to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing[; provided, however, if prior to the Closing the Strand Shareholders (as defined in the Master Agreement) holding more than a majority of the Series B1 Equity Shares of Strand shall have consented at a special meeting of the holders of the Series B1 Equity Shares of Strand to terminate the Restated Shareholders' Agreement dated 22 December 2014, amend the articles of association of Strand, and cancel all preferential rights attached to such Series B1 Equity Shares of Strand in accordance with the procedure set out in the Restated Shareholders' Agreement dated 22 December 2014 such that upon receiving such consents, all Series B1 Equity Shares of Strand are ordinary equity shares at the Closing, then Venaxis shall not be entitled to terminate this Agreement under this Section 6.01(c) or otherwise for an alleged breach of Section 2.04 of this Agreement];

(d)            by Seller or Venaxis in the event that:
(i)     there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or
(ii)    any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or
(iii)   if Venaxis fails to obtain the affirmative vote of the requisite shareholders of Venaxis approving the Sale and Reinvestment Transaction, the Asset Purchase Transaction, the Remaining Shareholder Sale and Reinvestment Transaction or the transactions contemplated under this Agreement pursuant to the Venaxis Proxy Statement.
6.02       Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)            as set forth in this Article VI and Article VII hereof; and
(b)            that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.
ARTICLE VII
MISCELLANEOUS
7.01            Notices; Communications.  All notices, requests, demands or other communications under this Agreement, required or desired to be given hereunder shall be in writing and shall be effective only if delivered by one of the following means: (i) by personal delivery of the notice or consent if the recipient thereof gives a signed receipt therefor; (ii) by telegraph, telex, telecopier or other similar form of communication; (iii) or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses, or to such other address as the parties may provide by notice:
If to Seller:
[______________]
[______________]
[______________]
[______________]

with a copy (which shall not constitute notice) to:
[______________]
[______________]
[______________]
[______________]

with copies (which shall not constitute notice) to:
Strand Life Sciences Private Limited
5th Floor, Kirloskar Business Park, Bellary Road
Opp. Columbia Hospital
Hebbal, Bengaluru, Karnataka 560024, India
Attn: Thiru P. Reddy, Chief Financial Officer

and

Trilegal
The Residency, 7th Floor
133/1, Residency Road
Bangalore – 560 025
Attn: Kosturi Ghosh

and

Baker & Hostetler LLP
45 Rockefeller Plaza,
New York, New York 10111-0100
Attn: Rajiv Khanna

If to Venaxis:
Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
Attn: Mary J. Mullany

Any such notice shall be presumed received by the addressee seventy-two (72) hours after posting, if sent by mail, and upon receipt, if personally delivered or sent by telegraph, telex, telecommunication device or similar form of communication.  Any party may change its address by giving the other parties timely written notice of its new address as herein provided.
7.02            Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed herein.
7.03            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW; PROVIDED, HOWEVER, THAT ANY LEGAL ISSUES WITH RESPECT TO THE TRANSFER OF THE STRAND SHARES AND THE ELIMINATION OF PREFERENTIAL RIGHTS ASSOCIATED WITH STRAND SHARES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF INDIA.
7.04            Submission of Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING, SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
7.05            Waiver of Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THAT MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

7.06            Successors and Assigns.  All provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and each of their respective heirs, executors, administrators, personal representatives, successors and assigns.  No party hereto shall have the right to assign this Agreement.
7.07            Amendments and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
7.08            Severability.  Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall be given effect separately from the provision or provisions determined to be invalid, void or unenforceable, shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.
7.09            Separate Counterparts.  This Agreement may be executed in separate counterparts and shall become effective when such separate counterparts have been exchanged among the parties.
7.10            Further Assurances.  After the Closing Date, the parties hereto agree to execute and deliver such further agreements or instruments and take such further action as may be required to carry out the intent and purpose of this Agreement.
7.11        Survival.  The representations and warranties contained herein shall not survive the Closing.  None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each surviving covenant and agreement shall survive the Closing for the period contemplated by its terms.

7.12            Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Share Sale Agreement as of the date first written above.
VENAXIS: VENAXIS, INC. By: ___________________________________________ Name: Stephen T. Lundy Title: Chief Executive Officer and President SELLER:
[___________________________] By: _________________________________